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Exhibit 23.3

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in Amendment No. 1 to Registration Statement No. 333-110477 of Scientific Games Corporation on Form S-3 of our report dated January 28, 2004 on the balance sheet of IGT OnLine Entertainment Systems, Inc. as of September 27, 2003, and the related statements of income, equity and cash flows for the fiscal year ended September 27, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the acquisition of IGT OnLine Entertainment Systems, Inc. by Scientific Games Corporation), appearing in the Current Report on Form 8-K of Scientific Games Corporation filed with the Securities and Exchange Commission on February 2, 2004.

        We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Atlanta, Georgia
January 30, 2004

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  Exhibit 23.3
INDEPENDENT AUDITORS' CONSENT